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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 2001, included in this Form 10-K for the year ended December 31, 2000, into the Company's previously filed Registration Statements (File Nos. 2-99967, 33-35951, 333-04273, 333-10415, 333-175155, 333-18523, 333-38047, 333-41447 and 333-89437).

ARTHUR ANDERSEN LLP
Los Angeles, California March 27, 2001

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Exhibit 23